UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2006

Plains All American Pipeline, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry Into a Material Definitive Agreement

Second Amended and Restated Credit Agreement

On July 31, 2006, Plains All American Pipeline, L.P. (the “Partnership”) entered into a Second Amended and Restated Credit Agreement (the “Restated Credit Agreement”), among the Partnership, as US Borrower; PMC (Nova Scotia) Company and Plains Marketing Canada, L.P., as Canadian Borrowers; Bank of America, N.A., as Administrative Agent and, acting through its Canada Branch, as Canadian Administrative Agent; Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents; Fortis Capital Corp., Citibank, N.A., BNP Paribas, UBS Securities LLC, SunTrust Bank, and The Bank of Nova Scotia as Co-Documentation Agents; the Lenders party thereto; and Banc of America Securities LLC and Wachovia Capital Markets, LLC as Joint Lead Arrangers and Joint Book Managers (terms used but not defined herein have the meanings assigned to them in the Restated Credit Agreement).  The Restated Credit Agreement amended and restated the Partnership’s existing senior unsecured credit facility.

The Restated Credit Agreement increased the committed borrowing capacity on the Partnership’s principal revolving credit facility (the “Credit Facility”) from $1.0 billion to $1.6 billion.  The Credit Facility includes a sub-facility for Canadian borrowings (the “Canadian Sub-Facility”), that was increased from $400 million to $600 million.  The Restated Credit Agreement also increased the aggregate capacity of the Credit Facility to $2.0 billion at the option of the Partnership, subject to obtaining additional commitments from lenders.  Further, the Restated Credit Agreement provides for the issuances of Letters of Credit for the account of the respective borrowers.  The Restated Credit Agreement extends the maturity date of the Credit Facility and the Canadian Sub-Facility to July 2011.   Loans to the Partnership under the Credit Facility are guaranteed by the Partnership’s significant subsidiaries.  The Partnership guarantees any loans under the Canadian Sub-Facility.

Substantially all of the covenants (including financial covenants) and events of default remain unchanged in the Restated Credit Agreement.  The Restated Credit Agreement contains cross default provisions and prohibits distributions on, or purchases or redemptions of, the Partnership’s common units if any Default or Event of Default is continuing.  In addition, the Restated Credit Agreement contains various covenants limiting the Partnership’s and its subsidiaries’ ability to, among other things:

•      incur indebtedness, including capital leases;

•      grant liens;

•      engage in transactions with affiliates;

•      engage in substantially unrelated businesses; and

•      sell substantially all of our assets or enter into a merger or consolidation.

In addition, the financial covenant of the Restated Credit Agreement limits Consolidated Funded Indebtedness to Adjusted Consolidated EBITDA to a maximum ratio of 4.75x with an increased maximum ratio during an Acquisition Period.

A default under the Restated Credit Agreement would permit the lenders to terminate their commitments and to accelerate the maturity of the outstanding debt.

The above description of the Restated Credit Agreement is qualified in its entirety by the terms of the Restated Credit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Bridge Loan Facility

On July 31, 2006, the Partnership entered into an Interim 364-Day Credit Agreement   (the “Bridge Agreement”), among the Partnership, as Borrower; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents; Wachovia Bank, National Association and UBS Securities LLC, as Co-Documentation Agents; the Lenders party thereto; and JPMorgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers (terms used but not defined herein have the meanings assigned to them in the Bridge Agreement).

The Bridge Agreement provides for a maximum of two term loan borrowings of up to an aggregate amount of $1.0 billion (the “Bridge Facility”) to finance the cash portion of the Pacific Energy Partners, L.P. acquisition.  The Bridge Facility is a 364-day facility with a one-year term-out provision, with funding to occur substantially contemporaneously with the closing of the acquisition.  Amounts not funded under the Bridge Facility on such closing are available to the Partnership in a subsequent single term loan borrowing made prior to the end of the 364-day period.  Amounts borrowed under this facility may not be re-borrowed following any prepayments.

Borrowings under the Bridge Agreement will bear interest at either a Base Rate or a Eurodollar Rate.  A Base Rate loan bears interest at a floating rate per annum equal to the higher of (a) the federal funds rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate.”  The “prime rate” is a rate set by the Administrative Agent based upon various factors including its costs and desired return, general economic conditions and other factors.  A Eurodollar loan bears interest at a rate per annum equal to the British Bankers Association LIBOR Rate, as published by Reuters, plus a margin, which margin ranges from 20 basis points to 57.5 basis points based upon any variances in the Partnership’s debt ratings.  The Partnership may voluntarily prepay the bridge loans, in whole or in part (subject to certain minimum prepayment amounts) without penalty or premium.  The bridge loans will be guaranteed by the Partnership’s significant subsidiaries.

The covenants (including financial covenants), restrictions and events of default in the Bridge Agreement are the same as in the Credit Agreement.

The above description of the Bridge Agreement is qualified in its entirety by the terms of the Bridge Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits

(d)           Exhibits.

10.1

Second Amended and Restated Credit Agreement dated as of July 31, 2006 by and among Plains All American Pipeline, L.P., as US Borrower; PMC (Nova Scotia) Company and Plains Marketing Canada, L.P., as Canadian Borrowers; Bank of America, N.A., as Administrative Agent; Bank of America, N.A., acting through its Canada Branch, as Canadian Administrative Agent; Wachovia Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents; Fortis Capital Corp., Citibank, N.A., BNP Paribas, UBS Securities LLC, SunTrust Bank, and The Bank of Nova Scotia, as Co-Documentation Agents; the Lenders party thereto; and Banc of America Securities LLC and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Joint Book Managers.

10.2

Interim 364-Day Credit Agreement dated as of July 31, 2006 by and among Plains All American Pipeline, L.P., as Borrower; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and Citibank, N.A., as Co-Syndication Agents; Wachovia Bank, National Association and UBS Securities LLC, as Co-Documentation Agents; the Lenders party thereto; and JPMorgan Securities Inc. and Citigroup Global Markets Inc., as Joint Bookrunners and Co-Lead Arrangers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

Date: August 4, 2006

	By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

	By:	/s/ Tim Moore
Name: Tim Moore
Title: Vice President